UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024 (May 9, 2024)

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-41325	87-2092143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, Indira Agarwal, Vice President, Controller and Chief Accounting Officer (principal accounting officer) of HF Sinclair Corporation (the “Corporation”), notified the Corporation that she is resigning from her role effective May 28, 2024 to pursue another opportunity. Ms. Agarwal’s resignation was not the result of any disagreement with the Corporation or its Board of Directors.

Until a permanent successor is appointed, Atanas H. Atanasov, the Corporation’s Executive Vice President and Chief Financial Officer, will assume the responsibilities of the Corporation’s principal accounting officer, effective as of May 28, 2024, in addition to his current role. Mr. Atanasov’s biography and other information required by Item 5.02(c) of Form 8-K may be found in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2024, and such information is incorporated herein by reference. Mr. Atanasov is not a party to any transactions required to be reported pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Atanasov would be appointed as the principal accounting officer, and there are no family relationships between Mr. Atanasov and any director or executive officer of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: May 15, 2024	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Executive Vice President and Chief Financial Officer